UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    09/20/01
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

                WASHINGTON          1-6563          91-00742146
               (State or other    (Commission      (IRS Employer
                jurisdiction of    File Number)    Identification No.)
                incorporation)

                     SAFECO Plaza, Seattle, Washington    98185
              (Address of principal executive officers) (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)

Item 5. Other Events
SAFECO Announces Loss Estimates From September 11 Attacks
SEATTLE -(September 20, 2001)-SAFECO (NASDAQ: SAFC) announced today that its primary insurance lines will incur estimated losses of $25 million, net of reinsurance, stemming from last week's attacks on New York and Washington, D.C.

In addition, SAFECO continues to review the exposure of its Lloyd's of London operations. SAFECO currently estimates that it will incur an additional loss of between $5 million and $10 million as a result of this exposure.

"All of us in the industry lost customers, agents, business associates and friends," said Mike McGavick, president and chief executive officer. "We're deeply saddened by these events, and extend our prayers to the victims and their families.

"Our resolve to help our clients recover from this national tragedy hasn't wavered," he added.

Estimates of SAFECO's primary insurance include approximately $24 million in Property & Casualty losses; and approximately $1 million in life insurance, disability and medical insurance losses.

Total losses stemming from last week's attacks are expected to affect SAFECO's third-quarter income by between $0.15 and $0.18 per diluted share on an after-tax basis.

"This event will have relatively little long-term financial impact on SAFECO," McGavick said, noting the company has $29 billion in assets. "Still, I can't think of a single event in recent decades that had a greater impact on our nation."

SAFECO has assembled a team of experts to assist customers and agents with claims from last week's events. Shortly after the attack, SAFECO contacted every commercial insurance policyholder in the vicinity of New York's World Trade Center to provide assistance.

In addition, round-the-clock telephone support is available to help customers and agents with claims:

o Individuals with questions about home, auto or business insurance can obtain assistance by calling 1-800-332-3226.

o Individuals with questions about life
  insurance, deferred annuities and income annuities should call 1-877-472-3326.

o Individuals with questions about mutual funds should call 1-800-528-6501.

SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through more than 17,000 independent agents and financial advisors.

FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of SAFECO's business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

    o SAFECO's ability to obtain rate increases and non-renew underpriced insurance accounts;
    o  Achievement of SAFECO's premium targets and profitability;
    o  Decrease in large-commercial premium volume;
    o Achievement of expense savings from consolidation of commercial operations;
    o  Achievement of SAFECO's expense reduction goals;
    o  Realization of growth and business retention estimates;
    o  Changes in the nature of the property and casualty book of business;
    o  Driving patterns;
    o  Changes in competition and pricing environments;
    o Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;
    o  The occurrence of significant natural disasters, including earthquakes;
    o The occurrence of significant disasters, such as the attack on Sept. 11, 2001;
    o  The adequacy of loss reserves;
    o  The availability, pricing and ability to collect reinsurance;
    o  Court decisions and trends in litigation;
    o  Legislative and regulatory developments;
    o  Rating agency actions;
    o  The effect of current ratings levels on business production;
    o  Availability of bank credit facilities;
    o  Fluctuations in interest rates;
    o  Performance of financial markets; and
    o  General economic and market conditions.

In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, SAFECO's achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the Corporation's efforts to restore earnings in the property and casualty lines.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SAFECO CORPORATION

Dated: September 24, 2001                         By: /s/ H. Paul Lowber
                                                  ------------------------------
                                                  H. Paul Lowber
                                                  Vice President, Controller and
                                                  Chief Accounting Officer